Exhibit 99.1

              Vitesse Reports Results for Third Quarter Fiscal 2005

     CAMARILLO, Calif.--(BUSINESS WIRE)--July 21, 2005--Vitesse Semiconductor Corporation (NASDAQ:VTSS) ("Vitesse" or the "Company") today reported results for the third quarter of fiscal 2005 ended June 30, 2005. Revenues in the third quarter of fiscal 2005 were $51.0 million, compared to $60.4 million in the third quarter of fiscal 2004, and $47.2 million in the second quarter of fiscal 2005. Revenues for the nine months ended June 30, 2005 were $142.6 million, compared to $166.8 million in the nine months ended June 30, 2004.
     On a generally accepted accounting principles (GAAP) basis, net loss for the third quarter of fiscal 2005 was $11.8 million or $0.05 loss per share compared to net loss of $4.6 million or $0.02 loss per share in the third quarter of fiscal 2004 and net loss of $28.9 million or $0.13 loss per share in the second quarter of fiscal 2005. Net loss for the nine months ended June 30, 2005 was $57.9 million or $0.27 loss per share, compared to net loss of $30.0 million or $0.14 loss per share for the nine months ended June 30, 2004.
     Non-GAAP net loss for the third quarter of fiscal 2005 was $7.2 million or $0.03 loss per share, compared to non-GAAP net income of $3.5 million or $0.02 income per share in the third quarter of fiscal 2004, and non-GAAP net loss of $9.4 million or $0.04 loss per share in the second quarter of fiscal 2005. Non-GAAP net loss for the nine months ended June 30, 2005 was $26.1 million or $0.12 loss per share, compared to non-GAAP net income of $5.0 million or $0.02 income per share for the nine months ended June 30, 2004. Non-GAAP results for all periods presented exclude certain non-cash expenses including amortization of intangible assets, acquisition-related deferred stock-based compensation, employee stock purchase plan compensation, investment impairment charges, in process research and development charges, restructuring charges, and fixed asset impairment charges, and include an adjustment to income taxes. Excluded unusual cash items consist of acquisition-related other compensation expense, and the gain on sale of certain fixed assets.
     Vitesse's President and CEO, Lou Tomasetta, said, "In the third quarter we continued to grow revenues in all of our end markets. In particular, Ethernet revenues were strong with production ramps beginning at many of our customers. Financially, we made significant progress towards narrowing our losses, and I am pleased to report that in the quarter we achieved our goal of being cash flow break-even."

     Conference Call Information

     The Company will hold a conference call on July 21, 2005 at 2:00 p.m. PDT. A live web cast of the call will be available on Vitesse's web site at www.vitesse.com. Those without Internet access may listen to the live conference call by dialing 1-800-450-5178 (United States and Canada) or 1-706-679-4116 (International). Conference name is "Vitesse Semiconductor Corporation." A replay of the web cast will be available on the Company's web site after the call. A telephone replay of the conference call will be available for seven days, beginning on July 21, 2005 at 4:00 p.m. PDT. Dial-in number for the telephone replay is 1-706-645-9291, conference ID number 7671178.

     About Vitesse

     Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for communications and storage networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet LAN, Ethernet-over-SONET, Advanced Switching, Fibre Channel, Serial Attached SCSI, Optical Transport, and other applications. Vitesse innovation empowers customers to deliver superior products for Enterprise, Access, Metro and Core applications. Additional company and product information is available at www.vitesse.com.

     Forward-Looking Statements

     This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future operating results and the markets for our products. Our actual results could differ materially from our forward looking statements for a variety of reasons, including among other things, failure of our markets to achieve expected growth, delays or cancellations of orders by our customers, competition in our markets, unexpected expenses or increased expenses associated with bringing new products to market and the discontinuation of certain operations, difficulties in bringing new products to market, costs associated with the integration of acquisitions, and possible future write-downs of assets. For a more complete discussion of the risks and uncertainties that may cause our actual results to differ materially from our forward looking statements, please read the reports we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2004 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

     Non-GAAP Financial Measures

     We provide non-GAAP statements of operations data and net income and loss in addition to our GAAP financial information. We believe that it is useful to provide financial analysts and investors with specific detail on expenses and gains that are either non-cash in nature or unusual. We believe that the elimination of non-cash items and unusual gains and losses, as reflected in our non-GAAP information provided in our filings, is helpful to analysts and investors who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Similarly, our management uses the non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.
     For the three months and nine months ended June 30, 2005 and 2004, we have excluded several items from our non-GAAP net income (loss) figures. Excluded non-cash expenses consist of amortization of intangible assets, acquisition-related deferred stock-based compensation, employee stock purchase plan compensation, investment impairment charges, in process research and development charges, restructuring charges and fixed asset impairment charges. Excluded unusual cash items consist of acquisition-related other compensation expense, and the gain on sale of fixed assets recorded in the quarter ended June 30, 2004.
     In addition to the adjustments discussed above, we also apply a non-GAAP tax rate to our non-GAAP income before taxes, which represents an expected long-term target rate based on various tax planning strategies that we have implemented in the past and continue to implement in the future. This rate also assumes a certain mix of foreign shipments based on historical and expected trends, which may result in a shifting of income to lower tax jurisdictions. The non-GAAP tax rate does not take into account the various loss carryforwards, tax credits and reversal of the valuation allowance on the deferred tax assets which may result in a reduced GAAP tax rate. Our GAAP tax rate is expected to be significantly lower than this non-GAAP rate at least through fiscal 2005.
     Although we believe our non-GAAP measures provide useful information, these measures are not prepared in accordance with GAAP, and are not a substitute for our GAAP financial information. Please consult the reconciliation table immediately following the GAAP Statement of Operations for a reconciliation of GAAP results to non-GAAP results. For complete information on the non-cash expenses and unusual charges and gains eliminated from our GAAP results, please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.


                   VITESSE SEMICONDUCTOR CORPORATION
                           FINANCIAL SUMMARY

Statement of Operations -- GAAP basis (unaudited)

(in thousands except
 per share data)           Three Months Ended       Nine Months Ended
                      ---------------------------- -------------------
                      June 30,  June 30,  Mar 31,   June 30,  June 30,
                        2005      2004     2005       2005      2004
                      ---------------------------- -------------------

Revenues               $50,971  $60,417   $47,158  $142,588  $166,763
Costs and expenses:
  Cost of revenues      22,415   20,866    21,114    63,727    58,270
  Engineering and
   development          24,775   28,142    27,058    76,707    83,444
  Selling, general
   and administrative   12,725   11,568    12,263    36,815    35,034
  Restructuring
   charge                   65      604    10,410    10,475       886
  Employee stock
   purchase plan
   compensation             --     (250)     (941)      527    10,088
  In process research
   and development          --    3,700        --        --     3,700
  Amortization of
   intangible assets     2,331    2,970     2,335     7,043     6,525
                      --------- -------- --------- --------- ---------
Loss from operations,
  before other expense
  and income taxes     (11,340)  (7,183)  (25,081)  (52,706)  (31,184)
Other expense, net        (456)   2,420    (2,588)   (3,716)    1,493
Fixed asset
 impairment                 --       --    (1,140)   (1,140)       --
                      ------------------ --------- --------- ---------
Loss from operations,
  before income taxes  (11,796)  (4,763)  (28,809)  (57,562)  (29,691)
Income tax expense          40     (203)       89       387       270
                      --------- -------- --------- --------- ---------
Net loss              ($11,836) ($4,560) ($28,898) ($57,949) ($29,961)
                      ========= ======== ========= ========= =========
Net loss per share--
 diluted                ($0.05)  ($0.02)   ($0.13)   ($0.27)   ($0.14)
                      ========= ======== ========= ========= =========
Weighted average
 shares--diluted       216,607  217,109   215,408   215,145   215,433
                      ========= ======== ========= ========= =========



Condensed Consolidated Balance Sheet Data -- GAAP basis

(in thousands)                        June 30,    March 31,  Sept 30,
                                        2005        2005       2004
                                     ----------- ----------- ---------
                                     (unaudited) (unaudited)
Assets:

Cash and investments                    $34,104     $34,063  $183,125
Accounts receivables, net                33,375      38,977    36,447
Inventories, net                         40,764      40,845    41,162
Prepaid expenses and other current
 assets                                   7,686       8,953     9,524
Restricted cash                             814         814     6,600
Property and equipment,  net            109,825     113,869    74,403
Restricted deposits                           0           0    48,217
Goodwill and intangible assets          240,944     243,082   243,092
Other assets                             10,583      10,866    16,448
                                     ----------- ----------- ---------
   Total assets                        $478,095    $491,469  $659,018
                                     =========== =========== =========


Liabilities and Shareholders' Equity:

Accounts payable                        $17,881     $18,319   $17,789
Accrued expenses and other current
 liabilities                             31,451      26,076    25,077
Accrued restructuring                     3,126       4,386    13,553
Accrued interest                            530         752       267
Deferred gain                             4,319       4,319     5,210
Income taxes payable                      1,784       1,798     1,511
Other long-term liabilities               1,146       6,692     1,146
Convertible debt, due March 2005              0           0   132,746
Convertible debt, due October 2024       96,700      96,700    90,000
Minority interest                           772         780     1,481
Shareholders' equity                    320,386     331,647   370,238
                                     ----------- ----------- ---------
   Total liabilities and
    shareholders' equity               $478,095    $491,469  $659,018
                                     =========== =========== =========



                   VITESSE SEMICONDUCTOR CORPORATION
                           FINANCIAL SUMMARY

Reconciliation of GAAP net loss to non-GAAP net income (loss):

(in thousands except
 per share data)           Three Months Ended       Nine Months Ended
                      ---------------------------- -------------------
                      June 30,  June 30,  Mar 31,   June 30,  June 30,
                        2005      2004     2005       2005      2004
                      ------------------------------------------------

GAAP net loss         ($11,836) ($4,560) ($28,898) ($57,949) ($29,961)
  Adjustments to net
   loss:
    Amortization of
     intangibles (1)     2,331    2,970     2,335     7,043     6,525
    Amortization of
     deferred
     compensation (2)      149    5,169       807     1,467    16,587
    Other compensation
     expense (3)           114      238       752     1,251     1,493
    Employee stock
     purchase plan
     compensation (4)        -     (250)     (941)      527    10,088
    Investment impairment
     charge (5)            (73)       -     2,296     2,223       119
    In process research
     and development
     charge (6)              -    3,700         -         -     3,700
    Restructuring
     charge (7)             65      604    10,410    10,475       886
    Gain on sale of
     fixed assets (8)        -   (3,235)        -         -    (3,235)
    Fixed asset
     impairment
     charge (9)              -        -     1,140     1,140         -
    Income taxes (10)    2,066   (1,178)    2,732     7,744    (1,154)
                      --------- -------- --------- --------- ---------
Non-GAAP net income
 (loss)                ($7,184)  $3,458   ($9,367) ($26,079)   $5,048
                      ========= ======== ========= ========= =========

GAAP net loss per
 share--diluted         ($0.05)  ($0.02)   ($0.13)   ($0.27)   ($0.14)
Adjustment to net
 loss per share--
 diluted                  0.02     0.04      0.09      0.15     $0.16
                      --------- -------- --------- --------- ---------
Non-GAAP net income
 (loss) per share--
 diluted                ($0.03)   $0.02    ($0.04)   ($0.12)    $0.02
                      ========= ======== ========= ========= =========
Shares used to
 calculate non-GAAP
 net income (loss)
 per share--diluted    216,607  226,039   215,408   215,145   225,935
                      ========= ======== ========= ========= =========

Non-GAAP Adjustments:
The GAAP net loss has been adjusted to reflect the following:

(1) The elimination of the non-cash amortization of identifiable intangible assets associated with purchase acquisitions.

(2) The elimination of the non-cash amortization of deferred compensation expense associated with stock options issued in purchase transactions, which amounts are included under Engineering and development expense.

(3) The elimination of other compensation expense related to purchase transactions, which amounts are included under engineering and development expense.

(4) The elimination of the non-cash charge for employee stock purchase plan compensation that was recorded under the variable method of accounting in accordance with Emerging Issues Task Force 97-12, "Accounting for Increased Share Authorizations in an IRS Section 423 Employee Stock Purchase Plan under APB Opinion No. 25." This amount can vary significantly based on changes in future stock price and levels of employee participation.

(5) The elimination of long-term investment impairment charges, which amounts are included under other expenses, net.

(6) The elimination of the non-cash in process research and development charge associated with our acquisition of Cicada.

(7) The elimination of a restructuring charge for excess facilities, severance expense, and fixed asset impairment.

(8) The elimination of the gain on sale of certain test equipment.

(9) The elimination of a fixed asset impairment charge related to leased manufacturing equipment.

(10) The income tax adjustment from a GAAP rate to a non-GAAP rate of 22%, which represents an expected long-term target rate based on various tax planning strategies that the Company has implemented in the past and plans to continue in the future. This adjustment is included in income tax expense (benefit) for each of the periods presented. The non-GAAP tax rate does not take into account the various loss carry forwards, tax credits and reversal of the valuation allowance on the deferred tax assets which may result in a different GAAP tax rate.


     CONTACT: Vitesse Semiconductor Corporation
              Yatin Mody, 805-388-3700 (Investor Relations)